PS BUSINESS PARKS, L.P.

AMENDMENT TO AMENDED AGREEMENT OF LIMITED
PARTNERSHIP TO AUTHORIZE SPECIAL ALLOCATIONS

This Amendment to the Amended Agreement of Limited Partnership of PS Business Parks, L.P., a California limited partnership (the “Partnership”), dated as of January 1, 2017, amends the Agreement of Limited Partnership of the Partnership dated as of March 17, 1998, as previously amended, by and among PS Business Parks, Inc. (the “General Partner”) and all of the Limited Partners, who are described in  the attached Exhibit A (the  “Partnership Agreement”).

The Partners wish to amend the Partnership Agreement to allow for special allocations as set forth below, and accordingly, amend the Partnership Agreement, effective as of the date of this amendment, as follows:

Section 1.  Definitions.  Capitalized terms not otherwise defined in this amendment shall have the meanings given to them in the Partnership Agreement.

Section 2.  Allocations.  Section 6.1 of the Partnership Agreement concerning allocation of profit and loss is amended to add at the end of that subsection a new clause Section 6.1(i) to read, in its entirety, as follows:

“(i)Special Allocations.  Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority to specially allocate items of Partnership income, expense, gain or loss to the Partners provided that the special allocations are agreed to by all Partners.”

Section 3.  No Other Changes.   Except as otherwise set forth above, the Partnership Agreement continues in full force and effect.

GENERAL PARTNER	LIMITED PARTNERS
PS Business Parks, Inc.	PS Business Parks, Inc.

By: /s/ Maria R. Hawthorne	By: /s/ Maria R. Hawthorne
Name: Maria R. Hawthorne	Name: Maria R. Hawthorne
Title: President and CEO	Title: President and CEO

Public Storage

By: /s/ Lily Yan Hughes
Name: Lily Yan Hughes
Title: Senior Vice President,
Chief Legal Officer and
Corporate Secretary

Exhibit A

Partner/Capacity	No. of Units	Percentage Interest
General Partner (common units):
PS Business Parks, Inc.	80,180	0.242%
Limited Partners (common units):
PS Business Parks, Inc.	25,695,998	77.675%
Public Storage	7,305,355	22.083%
Limited Partner (preferred units):
PS Business Parks, Inc.	all outstanding preferred units	n/a